UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2013

Starburst II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186448	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11501 Outlook Street 4th Floor

Overland Park, Kansas 66211

(Address of Principal Executive Offices, Including Zip Code)

(617) 928-9300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 5, 2013, the Federal Communications Commission announced that it had voted unanimously to approve the applications filed by SoftBank Corp. (“SoftBank”) Sprint Nextel Corporation (“Sprint”), and Clearwire Corporation (“Clearwire”) related to their transactions announced in 2012 and more fully described in Starburst II, Inc.’s Registration Statement on Form S-4 (File No. 333-186448), which was declared effective on May 1, 2013 (the “Proxy Statement-Prospectus”). This decision completes all Federal government reviews of both SoftBank’s investment in Sprint and Sprint’s acquisition of Clearwire. On July 5, 2013, Sprint and SoftBank, the parent company of Starburst II, Inc., issued a press release in connection therewith, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On July 8, 2013, Sprint and SoftBank issued a press release regarding the preliminary results of cash and stock elections by Sprint shareholders in connection with the Sprint merger announced in 2012 and more fully described in the Proxy Statement-Prospectus. The press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 5, 2013

Exhibit 99.2	Press Release dated July 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013	Starburst II, Inc.

	By:	/s/ Ronald D. Fisher
Ronald D. Fisher
President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 5, 2013

Exhibit 99.2	Press Release dated July 8, 2013